EXHIBIT 22.1

SUBSIDIARY GUARANTORS OF CBRE GROUP, INC.’S
REGISTERED DEBT
AT March 31, 2021
The following is a list of the subsidiaries of CBRE Group, Inc. (the “Company”) that were issuers, co-issuers or guarantors of securities registered under the Securities Act of 1933, as amended, for which the Company was an issuer, co-issuer or guarantor as of March 31, 2021. CBRE Services, Inc. is the issuer of the 4.875% and 2.500% senior notes (as defined the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021), which is guaranteed by the Company on a joint and several basis. Each subsidiary listed below jointly and severally guarantees the 4.875% and 2.500% senior notes:

CBRE, Inc.
CBRE Global Investors, Inc.
CBRE Global Investors, LLC
CB/TCC Global Holdings Limited
CBRE Capital Markets of Texas, LP
CBRE Capital Markets, Inc.
CBRE Clarion CRA Holdings, Inc.
CBRE Clarion REI Holding, Inc.
CBRE Government Services, LLC
CBRE/LJM – Nevada, Inc.
CBRE Partner, Inc.
CBRE Technical Services, LLC
CB/TCC, LLC
Trammell Crow Company, LLC
CBRE GWS LLC
CBRE Business Lending, Inc.
CBRE Consulting, Inc.
CBRE/LJM Mortgage Company, L.L.C.
Insignia/ESG Capital Corporation
Trammell Crow Development & Investment, Inc.
CBRE Holdings, LLC